Exhibit 10.6

Schedule to Form of Agency Agreement
List of Agents and other information

	Company name	Start Date

1	WING SHING COMPANY LIMITED	1 January 2013
2	SHINE WAVE LTD	1 November 2012
3	MILLION WAY CONSULTANT LIMITED	1 November 2012
4	SHA MEN SHI BO DE HUANG JIN JIAO YI YOU XIAN GONG SI	26 February 2008
5	ZHONG SHAN WAN LONG TOU ZI ZI XUN YOU XIAN GONG SI	7 April 2008
6	TIAN JIN JIN YE GUI JIN SHU JING YING YOU XIAN GONG SI GUANG ZHOU FEN GONG SI	1 March 2008
7	MING FU XIN XI ZI XUN YOU XIAN GONG SI	14 January 2011
8	LI ANG HUANG JIN PEI XUN ZHONG XIN SHEN ZHEN FEN GONG SI	1 February 2008
9	SHA MEN LI ANG HUANG JIN JIAO YI YOU XIAN GONG SI	26 February 2008
10	XIAN YOU XIAN TIAN HE HUANG JIN TOU ZI ZI XUN YOU XIAN GONG SI	6 September 2012
11	FO SHAN SHI MING FENG TOU ZI YOU XIAN GONG SI	12 October 2010
12	TIAN JIN JIN YE GUI JIN SHU JING YING YOU XIAN GONG SI CHENG DU FEN GONG SI	1 December 2012
13	EN PING SHI XIN TENG YUE TOU ZI GUAN LI YOU XIAN GONG SI	3 December 2012